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COMMON STOCK                                                        COMMON STOCK
   NUMBER                                                              SHARES


                                   CONNETICS
                                  CORPORATION


THIS CERTIFICATE IS     INCORPORATED UNDER THE LAWS OF          SEE REVERSE SIDE
  TRANSFERABLE IN           THE STATE OF DELAWARE                  FOR CERTAIN
   BOSTON, MA OR                                                   DEFINITIONS
   NEW YORK, NY


THIS CERTIFIES THAT

                                    SPECIMEN
is the record holder of


              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                         PAR VALUE $.001 PER SHARE, OF

                             CONNETICS CORPORATION


transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


   Dated:


                                     [SEAL]

         Secretary                                          President and Chief
                                                             Executive Officer


                                            COUNTERSIGNED AND REGISTERED
                                                 BANKBOSTON, N.A.
                                                 TRANSFER AGENT AND REGISTRAR
                                                 BY

                                                           AUTHORIZED SIGNATURE